Exhibit 10.16

DESRI INC.

 2022 EMPLOYEE STOCK PURCHASE PLAN

Section 1.               Purpose of Plan.

The name of the plan is the DESRI Inc. 2022 Employee Stock Purchase Plan. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated after-tax payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the US Internal Revenue Code of 1986, as amended (“Code Section 423”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423, provided that except as expressly set forth herein, any such offering shall be operated and administered in the same manner as an offering that is intended to meet the requirements of Code Section 423.

Section 2.               Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)            “Board” means the Board of Directors of the Company.

(b)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(c)            “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(d)            “Company” means DESRI Inc., a Delaware corporation (or any successor company).

(e)            “Compensation” means the base salary and annual bonus payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan, plus any pre-tax contributions made by the Employee to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Designated Subsidiary. The Plan Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

(f)             “Designated Subsidiaries” means all Subsidiaries of the Company (whether now existent or hereafter organized or acquired by the Company or a Subsidiary).

(g)            “Effective Date” has the meaning set forth in Section 26 hereof.

(h)            “Employee” means any individual who is a regular employee of the Company or a Designated Subsidiary; provided that, for any specific Offering Period, the Plan Administrator may exclude those individuals who (i) have not been regular employees of the Company or a Designated Subsidiary for, at least, thirty (30) days prior to the Offering Period, (ii) are customarily employed twenty (20) hours or less per week, and (iii) are customarily employed not more than five (5) months in any calendar year; provided further, that, any such exclusion must be applied in a uniform manner to all employees of the Company and the Designated Subsidiaries for such Offering Period. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Unless otherwise determined by the Plan Administrator and set forth in the applicable offering, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 1st day following the expiration of such three (3) month period. For the avoidance of doubt, the term “Employee” shall not include any consultant, independent contractor or non-employee director of the Company or a Designated Subsidiary. Notwithstanding the foregoing, for purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, the Plan Administrator may make modifications to the definition of Employee as deemed appropriate.

(i)             “Enrollment Date” means the first day of each Offering Period.

(j)             “Exercise Date” means the last Trading Day in each Offering Period.

(k)            “Fair Market Value” of the Common Stock or another security as of a particular date means the fair market value as determined by the Plan Administrator in its sole discretion; provided, however, that except as otherwise determined by the Plan Administrator, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the date of grant, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(l)             “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as set forth in Section 5 hereof.

(m)           “Plan” means this DESRI Inc. 2022 Employee Stock Purchase Plan, as may be amended and/or restated from time to time.

(n)            “Plan Administrator” means the Board or a committee of the Board appointed by the Board to administer the Plan in accordance with Section 14 hereof.

(o)            “Purchase Price” means the amount established by the Plan Administrator in its sole discretion in advance of the applicable offering under the Plan; provided that such amount shall not be less than the lesser of either (i) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or (ii) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(p)            “Reserves” means the number of shares of Common Stock covered by the options under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q)            “Subsidiary” means a corporation, domestic or foreign (including any limited liability company (or other eligible entity) that has elected to be taxed for U.S. federal income tax purposes as a corporation, or any disregarded entity with respect to a corporation), of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. Notwithstanding the foregoing, for purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, “Subsidiary” may include a corporation or any other entity of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary.

(r)             “Trading Day” means a day on which the Nasdaq is open for trading.

Section 3. Eligibility.

(a)            Options may be granted only to Employees. Unless otherwise determined by the Plan Administrator for an offering (in a manner that satisfies the requirements of Code Section 423, if applicable), any Employee employed on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4.               Offerings.

The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable regulations thereunder.

Section 5.               Offering Periods.

Offerings shall be implemented by Offering Periods in the discretion of the Plan Administrator. Each Offering Period shall commence at such time and be of such duration not to exceed twenty seven (27) months, as determined by the Plan Administrator prior to the start of the applicable Offering Period. The initial Offering Period shall commence on the date established by the Plan Administrator and shall be of such duration (not to exceed twenty seven (27) months) as determined by the Plan Administrator. The decision of the Plan Administrator to implement an Offering Period shall not require the Plan Administrator to implement any additional consecutive or overlapping Offering Period.

Section 6.               Participation.

An eligible Employee determined in accordance with Section 3 hereof may elect to become a participant by accessing the website designated by the Company and electronically enrolling in an Offering Period or by submitting an enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing payroll deductions at least ten (10) days prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Plan Administrator for all eligible Employees with respect to a given offering or Offering Period.

Section 7.               Payroll Deductions.

(a)            At the time a participant enrolls in an Offering Period, such participant shall elect to have after-tax payroll deductions made during the Offering Period pursuant to such procedures as the Plan Administrator may specify from time to time and in an amount between one percent (1%) and thirty percent (30%) of the Compensation which such participant receives during the Offering Period.

(b)            Payroll deductions shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner altered or terminated as provided in the Plan.

(c)            All payroll deductions made for a participant shall be credited to the participant’s account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account unless specifically provided for in the offering.

(d)            A participant may discontinue such participant’s participation in the Plan as provided in Section 11 hereof, or may decrease the rate of such participant’s payroll deductions during the current Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. A participant may increase the rate of such participant’s payroll deductions for an upcoming Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing an increase in payroll deduction rate within ten (10) business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof. The Plan Administrator shall be authorized to limit the number of participation rate changes during any Offering Period, which, unless otherwise determined by the Plan Administrator, shall be one (1) time during the applicable Offering Period.

(e)            Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) hereof, a participant’s payroll deductions may be decreased to 0% during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period for which the participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) hereof, unless terminated by the participant as provided in Section 11 hereof.

Section 8.               Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to the lesser of (i) a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price and (ii) 10,000 shares of Common Stock; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. However, the maximum number of shares of Common Stock purchasable per participant on any Exercise Date shall not exceed twenty-five thousand U.S. dollars ($25,000) worth of shares (calculated based on the closing price of shares of Common Stock on the first day of the applicable Offering Period), subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 19 hereof. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 11 hereof.

Section 9.               Exercise of Option.

(a)            Unless a participant withdraws from the Plan as provided in Section 11 hereof, such participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in such participant’s account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant as soon as administratively practicable following the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)            At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant. The Plan Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares acquired under the Plan.

Section 10.            Delivery to Broker Account.

(a)            As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm or other third-party administrator. The account will be known as the “ESPP Broker Account”. The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2) year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one (1) year period measured from the Exercise Date for that Offering Period.

(b)            Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

(c)            The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

Section 11.            Withdrawal; Termination of Employment.

(a)            A participant may withdraw all but not less than all the payroll deductions, if any, credited to such participant’s account and not yet used to exercise such participant’s option under the Plan at any time by accessing the website designated by the Company and electronically withdrawing from the Offering Period or by giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions credited to such participant’s account will be paid to such participant (without interest) as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.

(b)            Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(h) hereof), the payroll deductions and other contributions, if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned (without interest) to such participant or, in the case of such participant’s death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated under Section 2(h) hereof may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period.

Section 12.            Interest.

No interest shall accrue on the payroll deductions credited to a participant’s account under the Plan unless otherwise required by applicable law.

Section 13.            Stock Reserve.

(a)            The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be equal to ________ shares of Common Stock (subject to adjustment as provided in Section 19 hereof), as increased on the first day of each fiscal year of the Company beginning in calendar year 2023 by a number of shares of Common Stock equal to the excess, if any, of (x) ________ shares of Common Stock (subject to adjustment as provided in Section 19 hereof), over (y) the number of shares of Common Stock reserved and available for future sale under the Plan as of the last day of the immediately preceding fiscal year. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)            The participant will have no interest or voting right in shares covered by such participant’s option until such option has been exercised and the participant has become a holder of record of the purchased shares of Common Stock.

Section 14.            Administration.

(a)            The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i)           Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii)          If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

(b)           In addition, subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, the Board shall have the authority, in its sole discretion to approve addenda to the Plan and any enrollment agreement pursuant to this Section 14(b) to accommodate participation of Employees employed by a non-U.S. Subsidiary with such terms and conditions as the Board deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the Plan to the extent necessary or appropriate to accommodate such differences. The Board may approve such addenda to the Plan and any enrollment agreement as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable laws, may deviate from the terms and conditions set forth in the Plan. The terms of any such addenda shall supersede the terms of the Plan and any enrollment agreement to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

(c)            For purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, the Board shall have the authority, in its sole discretion to approve addenda to the Plan and any enrollment agreement pursuant to this Section 14(c) with such terms and conditions as the Board deems necessary or appropriate to accommodate the terms of such offering, provided that except as expressly set forth herein, any such offering shall be operated and administered in the same manner as an offering that is intended to meet the requirements of Code Section 423.

Section 15.            Designation of Beneficiary.

(a)            A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the participant (and such participant’s spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 16.            Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

Section 17.            Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such monies unless otherwise required by applicable law.

Section 18.            Reports.

Individual book accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 19.            Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)            Subject to any required action by the stockholders of the Company, the Reserves as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b)            In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate and all participant contributions in respect of an open Offering Period will be refunded to participants immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Administrator.

(c)            In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan Administrator may determine, in the exercise of its sole discretion, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s option has been changed to the New Exercise Date and that such participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date such participant has withdrawn from the Offering Period as provided in Section 12. If no New Exercise Date is set by the Plan Administrator, all participant contributions in respect of an open Offering Period will be refunded to participants immediately prior to the closing of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation.

Section 20.            Amendment or Termination.

(a)            The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Code Section 423 (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)            Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Offering Periods, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

Section 21.            Notices.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 22.            Conditions Upon Issuance of Shares.

(a)            Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the Plan not be registered on an Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to employees in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Offering Period ending with such Exercise Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

(b)            As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 23.            Certain Tax Matters.

(a)            If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share of Common Stock issued to such participant hereunder, and such disposition occurs within the two (2) year period commencing on the day of the Offering Date or within the one (1) year period commencing on the day of the Exercise Date, such participant shall promptly notify the Company thereof.

(b)            Purchases of shares of Common Stock by participants who are U.S. taxpayers participating in any offering under the Plan that is not intended to meet the requirements of Code Section 423 are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, any such offering and this Plan shall be interpreted in accordance therewith. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payments. The participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 24.            No Right to Employment.

Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or Designated Subsidiary to terminate the employment of an Employee.

Section 25.            Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 26.            Term of Plan.

The Plan was adopted and approved by the Board and the Company’s stockholders on ________, 2022 (the “Effective Date”). It shall continue in effect until the 10th anniversary of the Effective Date or until earlier terminated under Section 20 hereof.

Section 27.            Provisions for Foreign Participants.

(a)            The Plan Administrator may establish subplans or procedures under the Plan or take any other necessary or appropriate action to address applicable law, including (i) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (ii) listing and other requirements of any non-U.S. securities exchange and (iii) any necessary local governmental or regulatory exemptions or approvals.

(b)            By participating in the Plan or accepting any rights under it, each participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the participant and the participant’s participation in the Plan.

ANNEX A

(Provisions Applicable to Employees in India)

This Annex A includes additional terms and conditions that govern the participation in the Plan of Employees who are resident for tax purposes in India. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan. In the event of any conflict between the provisions of the Plan and this Annex A, the provisions of this Annex A shall govern.

1.             Compensation.

Notwithstanding any other provision of the Plan, “Compensation” means the total cash salary inclusive of annual bonus (as defined by the Plan Administrator) payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan. The Plan Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

2.             Requirements of Law.

The granting of an option to Employees for purchasing shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or bodies as may be required. No option to purchase shares shall be granted under the Plan if such grant would result in a violation of any applicable law.

3.             Imposition of Other Requirements.

The Company reserves the right to impose other requirements on each participant’s participation in the Plan, and on the shares purchased under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of India or to facilitate the administration of the Plan, and the Company may require each participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

4.             Exchange Control Information.

As per the Foreign Exchange Management Act, 1999, participants in the Plan are required to mandatorily repatriate any proceeds from cash settlement or the sale of shares of acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt. Each participant shall receive a foreign inward remittance certificate (“FIRC”) from the bank upon deposit of foreign currency. Each participant shall maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the participant’s employer requests proof of repatriation.

5.             Tax Withholding.

The Company or its Designated Subsidiary in India employing a participant in the Plan shall have the power to withhold up to the maximum statutory requirement, or to require such participant to remit to the Company or such Designated Subsidiary, an amount sufficient to satisfy all withholding tax and other governmental tax, charge, or fee requirements in respect of any shares purchased under the Plan. Each participant acknowledges that, regardless of any action taken by the Company and/or the Designated Subsidiary employing such participant, the ultimate liability for all income tax, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participant’s participation in the Plan and legally applicable or deemed applicable to the participant (the “Tax-Related Items”), is and remains the participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Designated Subsidiary employing the participant.

Prior to any relevant taxable or tax withholding event, as applicable, each participant shall pay or make adequate arrangements satisfactory to the Company and/or the Designated Subsidiary employing such participant to satisfy all Tax-Related Items. In this regard, each participant authorizes the Company and/or the Designated Subsidiary employing such participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the participant’s wages or other cash compensation paid to the participant by the Company and/or the Designated Subsidiary employing the participant; (ii) withholding from proceeds of the sale of shares purchased under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the participant’s behalf pursuant to this authorization); or (ii) withholding in shares to be issued to the participant under the Plan.

Each participant shall pay to the Company or the Designated Subsidiary employing such participant any amount of Tax-Related Items that the Company or the Designated Subsidiary employing the Participant may be required to withhold or account for as a result of the participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares, or the proceeds of the sale of shares, if the participant fails to comply with his or her obligations in connection with the Tax-Related Items.

To determine the Tax-Related Items, the Designated Subsidiary employing the participant must obtain a valuation from a Category I Merchant Banker in India. Neither the Company nor the Designated Subsidiary employing the participant is under any obligation to obtain a valuation at a particular price nor are they required to obtain a valuation more frequently than once every one-hundred and equity (180) days.